Exhibit 10.24

SEVENTH LOAN MODIFICATION AGREEMENT AND WAIVER

This SEVENTH LOAN MODIFICATION AGREEMENT AND WAIVER (this “Agreement”), dated as of October 4, 2023 (the “Effective Date”), is entered into by and among X-ENERGY, LLC, a Maryland limited liability company, f/k/a X Energy, LLC (“X Energy”), X-ENERGY REACTOR COMPANY, LLC, a Delaware limited liability company (“Reactor”, and together with X Energy, each a “Borrower”, and collectively, “Borrowers”) and LIVE OAK BANKING COMPANY, a North Carolina banking corporation (“Lender”).

RECITALS

WHEREAS, the Borrowers, Lender and the other loan parties party thereto are parties to that certain Credit Agreement dated as of June 15, 2021 (as amended by (i) that certain First Loan Modification Agreement, dated as of June 14, 2022, (ii) that certain Second Loan Modification Agreement, dated as of August 14, 2022, (iii) that certain Third Loan Modification Agreement, dated as of September 7, 2022, (iv) that certain Fourth Loan Modification Agreement, dated as of December 8, 2022, (v) that certain Fifth Loan Modification Agreement, dated as of August 10, 2023 and (vi) that certain Sixth Loan Modification Agreement, dated as of August 23, 2023, and as further amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”);

WHEREAS, the following Events of Default (collectively, the “Specified Defaults”) have occurred and are continuing under the Existing Credit Agreement:

(a)	the Borrowers failed to comply with Sections 3.01(h), 5.01(b)(xiv) and 5.01(e) of the Existing Credit Agreement as a result of Reactor failing to file a timely federal tax return, which failure constitutes an Event of Default under Sections 7.01(c), 7.01(d)(i), 7.01(d)(ii) and 7.01(e) of the Existing Credit Agreement,

(b)	the Borrowers failed to comply with Section 5.01(k) of the Existing Credit Agreement as a result of failing to join TRISO-X, LLC, a Delaware limited liability company (“Triso”), and X-Energy Management, LLC, a Delaware limited liability company (“Management”), as Guarantors under the Loan Documents, which failure constitutes an Event of Default under Section 7.01(d)(i) of the Existing Credit Agreement,

(c)	the Borrowers failed to comply with Section 5.02(j) of the Existing Credit Agreement as a result of X Energy incurring Debt pursuant to an intercompany loan from X-energy Canada, Inc. (“X-Energy Canada”) in the aggregate principal amount equal to $4,660,898.20, which failure constitutes an Event of Default under Section 7.01(d)(iii) of the Existing Credit Agreement,

(d)	the Borrowers failed to comply with Section 5.02(k) of the Existing Credit Agreement as a result of X-Energy making the following Investments: (i) an intercompany loan to Triso in the aggregate principal amount of $16,500,000.00 and (ii) an intercompany loan to X-Energy Canada in the aggregate principal amount of $5,111,330.00, which failures each constitute an Event of Default under Section 7.01(d)(iii) of the Existing Credit Agreement; and

(e)	as a result of the events and circumstances described in clauses (a) through (d) above, certain representations and warranties made by the Borrowers were incorrect when made, resulting in an Event of Default under Section 7.01(c) of the Existing Credit Agreement.

WHEREAS, Lender has agreed to waive the Specified Defaults and the Borrowers and Lender have agreed to make certain modifications to the Existing Credit Agreement, in each case on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.             Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the recitals hereto) shall have the meanings assigned thereto in the Amended Credit Agreement (as defined below).

Section 2.            Limited Waiver. Subject to the waiver or satisfaction of the conditions set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and other agreements of the Borrowers contained herein, Lender hereby waives the Specified Defaults; provided that this is a limited waiver and nothing in this Agreement is intended or shall be construed to be a waiver by Lender of any Event of Default, other than the Specified Defaults, which may currently exist or hereafter occur after giving effect to this Agreement.

Section 3.             Amendments to Existing Credit Agreement. Effective on and as of the Effective Date, the Existing Credit Agreement shall be amended as follows (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”):

(a)            New Definitions. The following definitions are hereby added to Section 1.02 of the Existing Credit Agreement in alphabetical order to read in their entirety as follows:

“Ares” means Ares Acquisition Holdings LP, a Cayman Islands limited partnership.

“Ares Debt” means the Debt owed by Borrowers and their Subsidiaries to Ares pursuant to the Ares Loan Documents and subject to the Ares Intercreditor Agreement.

“Ares Intercreditor Agreement” means that certain Lien Subordination Agreement, dated as of the Seventh Modification Effective Date, by and among Lender, Ares and the Borrowers.

“Ares Loan Agreement” means that certain Credit Agreement, dated as of the Seventh Modification Effective Date, among the Borrowers, the other loan parties party thereto and Ares (as amended, restated, supplemented or otherwise modified as permitted by the Ares Intercreditor Agreement).

“Ares Loan Documents” means the Ares Loan Agreement and any other agreements, documents, guaranties and instruments executed in connection therewith (each as amended, restated, supplemented or otherwise modified as permitted by the Ares Intercreditor Agreement).

“Management” means X-Energy Management, LLC, a Delaware limited liability company.

“Seventh Modification Effective Date” means October 4, 2023.

“Triso” means TRISO-X, LLC, a Delaware limited liability company.

“X-Energy Canada” means X-energy Canada, Inc., a Canadian federal corporation.

(b)           Amendment to Section 5.01(m). Section 5.01(m) of the Existing Credit Agreement is amended and, as so amended, restated in its entirety as follows:

“(m)        Seventh Modification Post Closing. Within 30 days of the Seventh Modification Effective Date (or such later date as the Lender may agree in its sole discretion), Borrowers shall cause Management and Triso to (i) guaranty the Obligations of the Borrowers to Lender and to grant a security interest in substantially all of Management’s and Triso’s assets to Lender pursuant to certain guaranty and security agreements in form and substance acceptable to Lender (and subject in all respects to the Ares Intercreditor Agreement) and (ii) provide certified copies of such limited liability company documents and resolutions of Management and Triso as Lender may reasonably request evidencing necessary limited liability company action by Management and Triso with respect to the guaranty and security agreement being entered into and all other customary agreements or documents related thereto as Lender may reasonably request.”

(c)           Amendment to Section 5.02(b). Section 5.02(b) of the Existing Credit Agreement is amended by: (i) deleting the word “and” at the end of subsection (ix); (ii) replacing the “.” at the end of subsection (x) with “; and”; and (iii) inserting the following subsection (xi):

“(xi)        Liens to secure the Ares Debt so long as the Ares Intercreditor Agreement remains in full force and effect.”

(d)          Amendment to Section 5.02(j). Section 5.02(j) of the Existing Credit Agreement is amended by: (i) deleting the word “and” at the end of subsection (iv); (ii) replacing subsection (v) with the following and (iii) inserting the following subsections (vi) and(vii):

“(v)         the Ares Debt so long as the Ares Intercreditor Agreement remains in full force and effect;

(vi)         an intercompany loan from X-Energy Canada in an aggregate principal amount not to exceed $4,660,898.20 at any time outstanding; and

(vii)         other unsecured Debt; provided that the aggregate principal amount of Debt under this clause (viii) and Investments under Section 5.02(k)(ix) shall not exceed $2,000,000 at any time outstanding.”

(e)           Amendment to Section 5.02(k). Section 5.02(k) of the Existing Credit Agreement is amended and, as so amended, restated in its entirety as follows:

“(k)          Investments. No Borrower shall directly or indirectly make or own any Investment except:

(i)             Investments in cash and Cash Equivalents;

(ii)            Investments listed on Schedule 5.02(k), existing as of the Closing Date;

(iii)           Investments by Reactor in its domestic Subsidiaries that are Loan Parties;

(iv)           Investments permitted pursuant to the terms of Section 5.02(c) or (e);

(v)           accounts receivable, security deposits, prepayments, extensions of credit or credit accommodations to customers or vendors made in the ordinary course of its business;

(vi)           reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on its behalf in the course of discharging their assigned duties;

(vii)          an intercompany loan from X Energy to Triso in an aggregate principal amount not to exceed $16,500,000.00 at any time outstanding;

(viii)        an intercompany loan from X Energy to X-Energy Canada in an aggregate principal amount not to exceed $5,111,330.00 at any time outstanding; and

(ix)           other intercompany loans; provided that the aggregate principal amount of Investments under this clause (ix) and additional Debt under Section 5.02(j)(vii) shall not exceed $2,000,000 at any time outstanding.”

(f)            Amendment to Section 7.01(k). Section 7.01(k) of the Credit Agreement is amended and, as so amended, restated in its entirety as follows:

“(k)          The occurrence of a default or event of default under the Ares Loan Documents, in each case if the effect of such breach or default is to allow Ares to cause the Ares Debt to become accelerated or otherwise due and payable prior to its scheduled maturity..”

Section 4.              Conditions of Effectiveness. This Agreement shall become effective upon the satisfaction of each of the following conditions:

(a)            Executed Documents. Lender shall have received a duly executed counterpart of this Agreement from each Borrower and a security agreement from Reactor.

(b)           Organizational Documents/Resolutions. Borrowers shall have provided certified copies of such limited liability company documents and resolutions of Borrowers as Lender may reasonably request evidencing necessary limited liability company action by Borrowers with respect to this Amendment.

(c)           Fees and Expenses. Pursuant to Section 9.03 of the Existing Credit Agreement, Borrowers shall have reimbursed Lender for all reasonable out-of-pocket expenses of Lender (including, without limitation, reasonable out-of-pocket fees, charges and disbursements of Taft Stettinius & Hollister LLP) in connection with this Agreement and the transactions contemplated hereby.

(d)          Executed Ares Debt Documents. Lender shall have received duly executed copies of the Ares Loan Agreement, the Security Agreement (as defined in the Ares Loan Agreement) and the Ares Intercreditor Agreement.

Section 5.            Limited Effect. Except as expressly provided herein, the Existing Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Agreement shall not be deemed (a) to be a waiver of, or consent to a modification or amendment of, any term or condition of the Existing Credit Agreement or any other Loan Document, except as expressly provided herein, (b) to prejudice any other right or rights which Lender may now have or may have in the future under or in connection with the Existing Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Borrowers or any other person with respect to any waiver, amendment, modification or any other change to the Existing Credit Agreement or the Loan Documents or any rights or remedies arising in favor of Lender under or with respect to any such documents, or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among Borrowers and Lender. On and after the Seventh Modification Effective Date, references in the Amended Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Amended Credit Agreement.

Section 6.              Acknowledgement and Reaffirmation. By its execution hereof, each Borrower hereby:

(a)           expressly (i) consents to the amendments set forth in this Agreement, (ii) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Amended Credit Agreement and the other Loan Documents to which it is a party, and (iii) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Amended Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect; and

(b)           confirms that each of the Loan Documents to which it is a party shall continue to be in full force and effect and is hereby ratified and reaffirmed in all respects.

Section 7.              Representations and Warranties/No Default.

(a)           By its execution hereof, each Borrower hereby certifies that (i) each of the representations and warranties set forth in the Amended Credit Agreement and the other Loan Documents (after giving effect to this Agreement and the transactions contemplated hereby and including any representations and warranties incorporated therein by reference) qualified by materiality is true and correct, and those not so qualified are true and correct in all material respects, in each case at and as of the date of this Agreement as if fully set forth herein, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct, or true and correct in all material respects, as the case may be, as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing as of the date of this Agreement, immediately after giving effect to this Agreement and the transactions contemplated hereby.

(b)           By its execution hereof, each Borrower hereby represents and warrants that it has the right, power and authority and has taken all necessary corporate and company action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(c)           By its execution hereof, each Borrower hereby represents and warrants that this Agreement and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general availability relating to or affecting creditors’ rights and by general principles of equity.

Section 8.             Acknowledgment of Rights; Release of Claims. Each Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by Lender of any Borrower’s liabilities, obligations and agreements on the date hereof; (b) to its knowledge, Lender has fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Agreement, Lender does not waive, diminish or limit any term or condition contained in the Existing Credit Agreement or any of the other Loan Documents. To the extent permitted by law, each Borrower hereby remises, releases, acquits, satisfies and forever discharges Lender and its agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of Lender (“Releasees”), of and from any and all manner of actions, causes of action, suits, contracts, controversies, damages, judgments, claims and demands whatsoever, in law or in equity, whether known or unknown, that, in each case, exist as of the date hereof, which such Borrower might have against any Releasee which in any way relate, pertain, or arise, directly or indirectly, from the Amended Credit Agreement, the Loan Documents, this Agreement, or any other loan or which otherwise relate or pertain to the collateral securing the obligations of any Borrower due to Lender or the transactions described in this Agreement or the conduct of the parties with respect thereto.

Section 9.             Signatures; Counterparts. Facsimile or .pdf transmissions of any executed original document and/or retransmission of any executed facsimile or ..pdf transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile or .pdf transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed by original, facsimile or other electronic signatures (which shall be binding and enforceable the same as if original) in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.            Governing Law, Etc.

(a)           This Agreement is made under and will be governed in all cases by the substantive laws of the State of New York, notwithstanding the fact that New York conflicts of laws, rules or principles might otherwise require the substantive rules of law of another jurisdiction to apply.

(b)           Each party hereto hereby agrees that Sections 9.04, 9.08 and 9.09 of Existing Credit Agreement are set forth herein mutatis mutandis.

Section 11. Entire Agreement. This Agreement and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

BORROWERS:

X-ENERGY, LLC

By:	/s/ J. Clay Sell
Name:	J. Clay Sell
Its:	Chief Executive Officer

X-ENERGY REACTOR COMPANY, LLC

By:	/s/ J. Clay Sell
Name:	J. Clay Sell
Its:	Chief Executive Officer

Signature Page to Seventh Modification and Waiver

Lender:

LIVE OAK BANKING COMPANY

By:	/s/ Spencer Wright
Name:	Spencer Wright
Its:	AVP - Loan Administration

Signature Page to Seventh Modification and Waiver